Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Wabtec Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM E. KASSLING
William E. Kassling
Chairman of the Board and Chief Executive Officer

Date:	August 9, 2004

By:	/s/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon
Chief Financial Officer

Date:	August 9, 2004